                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                       LORAL SPACE & COMMUNICATIONS LTD.

              PROSPECTUS SUPPLEMENT NO. 5 DATED NOVEMBER 21, 1997
                       TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock.

                                                                NUMBER OF         NUMBER OF
                                                                SHARES OF         SHARES OF
                      SELLING HOLDERS                        PREFERRED STOCK     COMMON STOCK
  -------------------------------------------------------    ---------------     ------------
  OCM Convertible Trust..................................        103,200            258,000
  State of Connecticut Combined Investment Funds.........         79,500            198,750
  Dean Witter Convertible Securities Trust...............         59,100            147,750
  Delta Air Lines Master Trust...........................         57,000            142,500
  Hughes Aircraft Company Master Retirement Trust........         34,000             85,000
  State Employees' Retirement Fund of the State of
    Delaware.............................................         23,400             58,500
  Merrill Lynch Pierce Fenner & Smith Inc................         16,600             41,500
  Lazard Freres & Co. LLC................................          8,500             21,250